SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

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                              MAYTAG CORPORATION
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               (Name of Registrant as Specified In Its Charter)

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Maytag Corporation announced on November 7, 2005 that it is expected to close its Florence, South Carolina, laundry plant, early in the first quarter of 2006. The decision to close the plant was made on November 3, 2005. The shutdown will impact approximately 60 employees. Maytag's results have been and continue to be adversely impacted by excess manufacturing capacity. The shutdown is part of Maytag's ongoing efforts to address its manufacturing footprint and remove cost barriers to acceptable financial performance. Maytag has stated that its excess manufacturing capacity issues and related costs are concentrated in the laundry and floor care product categories.

Restructuring and related charges associated with the plant closing are expected to be in the range of $40-$50 million of which the majority should be recognized in the fourth quarter of 2005. Of these charges, $1 million to $2 million is expected to be for severance and related personnel costs, $7 million to $12 million is expected to be for fulfilling purchase commitments and $30 million to $35 million is expected to be for asset write-downs and accelerated depreciation. Maytag currently expects net cash payments of approximately $10 million in connection with the shutdown that will primarily occur in 2006 related to severance and fulfilling purchase commitments.

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements speak only as of this date and include statements regarding anticipated future restructuring charges and cash payments relating to the planned shutdown of the Florence, South Carolina, laundry plant. These statements are based on the current expectations of management of Maytag. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. Such risks and uncertainties include: (1) severance amounts that differ from the original estimate due to employees leaving before termination date for which they would than not be paid severance (2) asset impairment charges and net cash payments include assumed proceeds from the sale of property, plant and equipment and those assumptions could change due to the marketability of those assets and (3) terms of certain purchase commitments are still subject to negotiation and therefore ultimate payments could change materially.

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FOR IMMEDIATE RELEASE
Media Contact: John Daggett
Maytag Corporate Communications
(641) 787-7711
John.daggett@maytag.com

                MAYTAG TO CLOSE FLORENCE, S.C., LAUNDRY FACILITY

NEWTON IOWA--(Nov 7, 2005)--Maytag Corporation (NYSE: MYG) announced today it expects to close the Florence, South Carolina, laundry plant, early in the first quarter of 2006. The shutdown will impact approximately 60 employees.

    "Closing a plant is never an easy decision," said Steve Ingham, Maytag senior vice president -- supply chain. "Unfortunately, we have too much laundry manufacturing capacity and we need to reduce it."

    Ingham said that the Florence plant closure had nothing to do with employee performance. "Our Florence employees are a hard working and dedicated group, but in today's highly competitive global marketplace, we can no longer afford to keep underutilized plants open."

    Today's announcement is part of Maytag's ongoing efforts to address its manufacturing footprint and remove cost barriers to acceptable financial performance. The company has stated that its excess manufacturing capacity issues and related costs are concentrated in the laundry and floor care product categories.

    Besides Florence, Maytag has three other laundry manufacturing facilities located in Arkansas, Illinois, and Iowa. Earlier this year, Maytag concentrated its production of vertical-axis washers at its plant in Herrin, Illinois, and dryers in Searcy, Arkansas.

    Affected employees would be eligible to receive severance packages as well as career counseling services. In addition, Maytag will be working with state and local workforce development agencies to help Florence employees make the transition to new employment.

    Restructuring charges associated with the plant closing are expected to be in the range of $40-$50 million, primarily for asset write-down and accelerated depreciation. The cash portion of these charges is expected to be approximately $10 million related to severance and fulfilling purchase commitments.

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    Maytag Corporation is a $4.8 billion home and commercial appliance company focused in North America and in targeted International markets. The corporation's primary brands are Maytag(R), Hoover(R), Jenn-Air(R), Amana(R), Dixie-Narco(R) and Jade(R).

MAYTAG ADDITIONAL INFORMATION

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements speak only as of this date and include statements regarding anticipated future financial operating performance and results. These statements are based on the current expectations of management of Maytag. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, with respect to the transaction with Whirlpool (l) Maytag may be unable to obtain shareholder approval required for the transaction; (2) conditions to the closing of the transaction may not be satisfied or the merger agreement may be terminated prior to closing; (3) Maytag may be unable to obtain the regulatory approvals required to close the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Maytag or cause the parties to abandon the transaction; (4) Maytag may be unable to achieve cost-cutting goals or it may take longer than expected to achieve those goals; (5) the transaction may involve unexpected costs or unexpected liabilities; (6) the credit ratings of Maytag or its subsidiaries may be different from what the parties expect; (7) the businesses of Maytag may suffer as a result of uncertainty surrounding the transaction; (8) the industry may be subject to future regulatory or legislative actions that could adversely affect Maytag; and (9) Maytag may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Maytag are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.maytagcorp.com. Maytag undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION RELATING TO THE PROPOSED MERGER AND WHERE TO FIND IT

Whirlpool and Maytag have filed a preliminary prospectus/proxy statement with the SEC in connection with the proposed transaction. Investors are urged to read the preliminary prospectus/proxy statement, and any other relevant documents filed or to be filed by Whirlpool or Maytag, including the definitive prospectus/proxy statement when available, because they contain or will contain important information. The preliminary prospectus/proxy statement is, and other documents filed by Whirlpool and Maytag with the SEC are, available free of charge at the SEC's website (http://www.sec.gov) or from Whirlpool by directing a request to Whirlpool Corporation, 2000 North M-63, Mail Drop 2800, Benton Harbor, MI 49022-2692, Attention: Larry Venturelli, Vice President, Investor Relations. Neither this communication nor the preliminary prospectus/proxy statement constitutes an offer to sell or the solicitation of an offer to buy Whirlpool common stock in any jurisdiction outside the United States where such offer or issuance would be prohibited -- such an offer or issuance will only be made in accordance with the applicable laws of such jurisdiction.

Whirlpool, Maytag and their respective directors, executive officers, and other employees may be deemed to be participating in the solicitation of proxies from Maytag stockholders in connection

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with the approval of the proposed transaction. Information about Whirlpool's directors and executive officers is available in Whirlpool's proxy statement, dated March 18, 2005, for its 2005 annual meeting of stockholders. Information about Maytag's directors and executive officers is available in Maytag's proxy statement, dated April 4, 2005, for its 2005 annual meeting of stockholders. Additional information about the interests of potential participants is included in the preliminary prospectus/proxy statement Whirlpool and Maytag filed with the SEC.

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